Exhibit 99.1
NEWS RELEASE
For Immediate Release:
May 3, 2021

Sterling Reports Record First Quarter 2021 Results
Record First Quarter Revenue, Earnings, and Operating Cash Flow
Backlog Reaches an All-Time High of $1.64 Billion

THE WOODLANDS, TX – May 3, 2021 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the first quarter 2021.
Consolidated First Quarter 2021 Financial Results Compared to First Quarter 2020:
•Revenues were $315.3 million compared to $296.7 million;
•Gross margin was 14.3% of revenues compared to 11.9%;
•Operating income was $22.8 million compared to $12.1 million;
•Net Income was $10.6 million compared to $3.1 million;
•EPS was $0.37 compared to $0.11; and,
•EBITDA(1) was $29.9 million compared to $20.3 million.
Consolidated Financial Position and Liquidity:
•Cash and Cash Equivalents were $61.4 million at March 31, 2021 compared to $66.2 million at December 31, 2020;
•Cash provided by operating activities were $38.7 million for the three months ended March 31, 2021 compared to $10.8 million for the comparable prior year period;
•Repayments of debt totaled $30.5 million for the three months ended March 31, 2021;
•Forward looking EBITDA coverage ratio of 2.4X at March 31, 2021.
Heavy Civil and Specialty Services Backlog Highlights:
•Backlog at March 31, 2021 was $1.64 billion, up from $1.18 billion at December 31, 2020.
•Combined Backlog at March 31, 2021 was $1.71 billion, up from $1.53 billion at December 31, 2020, and includes Unsigned Low-bid Awards of $75.7 million and $356.9 million at March 31, 2021 and December 31, 2020, respectively.
The Company Reaffirms 2021 Full Year Revenue and Income Guidance:
•Revenues: $1.46 billion to $1.49 billion.
•Net Income: $52 million to $55 million.
CEO Remarks and Outlook
“Our first quarter was an excellent start to the year, even in the face of the weather challenges we encountered across much of our geographic footprint in February,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “We attribute our strong top and bottom line performance to our great team of people and the strategy that we have been implementing over the past several years to diversify our revenue streams and focus on higher margin lower risk opportunities where we can bring our experience and unique skill set to bear in order to bring value to our customers.”
“Once again, our Specialty Services segment was a major contributor to our strong first quarter results. We continued to execute well on our robust pipeline of projects for large, high-profile customers as they develop new distribution centers,
1 The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and loss on extinguishment of debt. See the “EBITDA Reconciliation” section below for more information.

data centers and warehouses. Backlog and bidding activity for Specialty Services remains robust, giving us good visibility for the balance of 2021.”
“Our Residential segment turned in an impressively strong performance in the face of the weather-related disruption in Dallas-Fort Worth and Houston. Our Residential operations lost workdays for a substantial portion of February due to historically freezing conditions and still managed to complete a record number of slabs for the quarter, and we’re seeing a similar rate of demand and productivity continuing thus far in the second quarter. First quarter segment margins reflected the impact of supply chain pressures, specifically relating to the cost of concrete, lumber and steel. We are watching these trends closely and have already implemented price increases in the first quarter.”
Mr. Cutillo continued, “Our Heavy Civil revenues are down $8.6 million from the prior year quarter while our operating profit was up $4.7 million in the quarter, reflecting the continued mix shift away from low-bid heavy highway to alternative delivery work, particularly in our Rocky Mountain region. We have been extremely pleased to see the results of our multi-year effort to shift the revenue composition of this segment towards jobs where we can use our extensive experience, assets and skill set to bring more value to our customers and earn higher margins.”
“We continued to strengthen our balance sheet in the first quarter, with cash flow from operations of $38.7 million, which we deployed to pay down $30.5 million of debt and invest $11.2 million in capital expenditures. We expect to further enhance our liquidity position as the year progresses, enabling us to continue to execute on our organic growth strategy while evaluating accretive acquisition opportunities. We are considering acquisition opportunities that could add scale to our existing operations or provide us with a new business segment that would give us access to adjacent markets to our core business. With respect to the sizeable infrastructure bill that has been introduced by the new administration, we are optimistic that increased funding could flow to the states in which we operate at some point over the next 12 to 24 months. Based on the uncertain timing of the infrastructure bill, our 2021 outlook does not assume any major positive changes in government investment in infrastructure. Given our strong start to the year, our robust backlog, our solid execution across all three of our segments, and our very healthy financial position we are increasingly enthusiastic about our prospects for generating additional shareholder value during the full year of 2021.”
Mr. Cutillo concluded, “Due to the strong results of our first quarter, we reaffirm our full-year 2021 guidance and believe that we will be on the higher end of the guidance range.”
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, May 4, 2021 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Construction call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Investor Presentations & Webcast section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling Construction Company, Inc. operates through a variety of subsidiaries within three segments specializing in Heavy Civil, Specialty Services and Residential projects in the United States (the “U.S.”), primarily across the southern U.S., the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. Heavy Civil includes infrastructure and rehabilitation projects for highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems. Specialty Services projects include land development activities (including site excavation and drainage, drilling and blasting for excavation), foundations for multi-family homes, parking structures and other commercial concrete projects. Residential projects include concrete foundations for single-family homes.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release may contain “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting, forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
If applicable, reconciliations of Non-GAAP financial measures to the most comparable GAAP measures will be provided in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the duration of the COVID-19 pandemic, additional actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to address its impact, including the distribution, effectiveness and acceptance of vaccines, and the potential ongoing or further negative impact of the COVID-19 pandemic on the global economy and financial markets; our business strategy; our financial strategy; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission (“SEC”) and elsewhere in those filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0800	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues	$315,316	$296,688
Cost of revenues	(270,284)	(261,443)
Gross profit	45,032	35,245
General and administrative expense	(17,099)	(17,604)
Intangible asset amortization	(2,866)	(2,837)
Acquisition related costs	—	(473)
Other operating expense, net	(2,312)	(2,228)
Operating income	22,755	12,103
Interest income	14	99
Interest expense	(6,004)	(7,803)
Loss on extinguishment of debt	(337)	—
Income before income taxes	16,428	4,399
Income tax expense	(4,760)	(1,184)
Net income	11,668	3,215
Less: Net income attributable to noncontrolling interests	(1,113)	(100)
Net income attributable to Sterling common stockholders	$10,555	$3,115

Net income per share attributable to Sterling common stockholders:
Basic	$0.37	$0.11
Diluted	$0.37	$0.11

Weighted average common shares outstanding:
Basic	28,279	27,736
Diluted	28,763	27,992

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	% of Revenues	2020	% of Revenues
Revenues
Heavy Civil	$147,054	47%	$155,615	53%
Specialty Services	124,088	39%	104,723	35%
Residential	44,174	14%	36,350	12%
Total Revenues	$315,316		$296,688

Operating Income
Heavy Civil	$1,090	0.7%	$(3,622)	(2.3)%
Specialty Services	16,177	13.0%	11,114	10.6%
Residential	5,488	12.4%	5,084	14.0%
Subtotal	22,755	7.2%	12,576	4.2%
Acquisition related costs	—		(473)
Total Operating Income	$22,755	7.2%	$12,103	4.1%

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$61,402	$66,185
Accounts receivable	170,186	177,424
Contract assets	90,109	84,975
Receivables from and equity in construction joint ventures	18,166	16,653
Other current assets	15,366	16,306
Total current assets	355,229	361,543
Property and equipment, net	135,428	126,668
Operating lease right-of-use assets, net	15,804	16,515
Goodwill	192,014	192,014
Other intangibles, net	242,021	244,887
Deferred tax asset, net	3,410	7,817
Other non-current assets, net	3,310	3,250
Total assets	$947,216	$952,694

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$111,131	$95,201
Contract liabilities	111,232	114,019
Current maturities of long-term debt	59,962	77,434
Current portion of long-term lease obligations	7,627	7,588
Income taxes payable	260	—
Accrued compensation	22,124	18,013
Other current liabilities	9,910	9,629
Total current liabilities	322,246	321,884
Long-term debt	279,175	291,249
Long-term lease obligations	8,202	8,958
Members’ interest subject to mandatory redemption and undistributed earnings	51,615	51,290
Other long-term liabilities	10,285	10,584
Total liabilities	671,523	683,965
Stockholders’ equity:
Common stock	286	283
Additional paid in capital	251,335	256,423
Treasury stock, at cost	—	(1,445)
Retained earnings	27,828	17,273
Accumulated other comprehensive loss	(4,369)	(5,264)
Total Sterling stockholders’ equity	275,080	267,270
Noncontrolling interests	613	1,459
Total stockholders’ equity	275,693	268,729
Total liabilities and stockholders’ equity	$947,216	$952,694

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$11,668	$3,215
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,305	8,285
Amortization of debt issuance costs and non-cash interest	660	1,022
Gain on disposal of property and equipment	(68)	(393)
Loss on debt extinguishment	337	—
Deferred taxes	4,142	913
Stock-based compensation expense	1,835	2,234
Change in interest rate swap	(22)	171
Changes in operating assets and liabilities	11,863	(4,676)
Net cash provided by operating activities	38,720	10,771
Cash flows from investing activities:
Capital expenditures	(11,209)	(7,354)
Proceeds from sale of property and equipment	208	512
Net cash used in investing activities	(11,001)	(6,842)
Cash flows from financing activities:
Cash received from credit facility	—	30,000
Repayments of debt	(30,543)	(5,082)
Distributions to noncontrolling interest owners	(1,959)	—
Other	—	(675)
Net cash (used in) provided by financing activities	(32,502)	24,243
Net change in cash and cash equivalents	(4,783)	28,172
Cash and cash equivalents at beginning of period	66,185	45,733
Cash and cash equivalents at end of period	$61,402	$73,905

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income attributable to Sterling common stockholders	$10,555	$3,115
Depreciation and amortization	8,305	8,285
Interest expense, net of interest income	5,990	7,704
Income tax expense	4,760	1,184
Loss on extinguishment of debt	337	—
EBITDA (1)	$29,947	$20,288

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and loss on extinguishment of debt.